PURCHASE  AGREEMENT

     THIS AGREEMENT is made this 9th day of October, 1998, between

Gordon Seeley and Mark Watson ("Seller") and Webquest

International, Inc., a Nevada corporation (hereinafter, "Buyer")

     WHEREAS, Seller has developed through its research and

development and is the owner of and possesses a certain on-line computer game commonly known "SCAVENGERnet", identified with the

URL address of "www.scavengernet.com" (hereinafter, the "Game"),

and related software programs, trade names, trademarks, promotional material, marketing strategies, customer base and intellectual property hereinafter referred to as the "Property"); and

     WHEREAS, Buyer desires to purchase the Property and all rights associated with the Property; and

     NOW, THEREFORE, in consideration of the mutual covenants,

agreements, representations and warranties in this agreement and other consideration the adequacy and receipt of which is hereby acknowledged, the Parties agree as follows:

     ARTICLE 1:   SALE OF PROPERTY

     1.1  Seller hereby sells, grants, transfers, and assigns to

Buyer, it's successors and assigns, all rights, title, and interest in and to the property and all work and materials relating to the

Game including programming source code, system analysis pertaining to all phases of the operation of the "Website" developed by

Seller, and the customer base and marketing strategy for the Game.

Specifically, the Property including the Property identified and set forth EXHIBIT "A" attached hereto and incorporated herein by reference.

     1.2 The rights and information transferred herein consisting of all existing source codes, enhancements, upgrades,

documentation, flowcharts, design documents, and record and file layouts, in


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any medium, relating to the Software and any all right, title, and interest therein, proprietary and otherwise, and includes without limitation, the copyright, trade secret right, patent tight, and rights to publish, reproduce, transmit, adapt, prepare derivative works, sell, or otherwise make use of the Software throughout the world in any form or medium and in my language, and to license or otherwise transfer to others the rights commensurate therewith.

This transfer is exclusive to Buyer and Seller shall not retain any copies of the Software in any form without the express, written consent of Buyer.

     ARTICLE 2:   CONSIDERATION

     2.1 Buyer shall pay to Seller upon receipt of the Property the sum of Ten Thousand Dollars and Ten Thousand Shares of Buyer's

common stock. The cash shall be payable Five Thousand Dollars

($5,000) upon delivery of the Property to Buyer and Five Thousand

Dollars ($5.000) within ninety (90) days of the date hereof. The cash payable hereunder shall be paid fifty percent (50%) to Gordon

Seeley and fifty percent (50%) to Mark Watson.

     2.2 Immediately upon execution of this Agreement Seller shall deliver the Property to Buyer in a manner and on a medium

acceptable to Buyer.


     ARTICLE 3:   STOCK TRANSFERRED BY BUYER

     3.1 Buyer agrees to transfer to seller upon delivery of the

Property to Buyer the shares of the common stock of Buyer to be issued hereunder in the amount of five thousand (5,000) shares to

Gordon Seeley and five thousand (5,000) shares to Mark Watson.

     3.2 The transfer of Buyer's shares shall be effected  by the delivery to Seller of certificates representing the transferred shares, duly issued by Buyer and entered into the corporate

records.

     3.3 Seller acknowledges, and irrespective of any other term or provision herein, that the Buyer stock exchanged hereunder

presently is or may in the future be restricted stock subject to

Securities and Exchange Commission "Rule 144". No warranties or representations by Buyer are made nor shall be


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implied herein that such restrictions will be removed except by compliance with the applicable requirements of Rule 144 or the

Securities Act of 1933

     ARTICLE 4:   REPRESENTATIONS AND WARRANTIES OF SELLER. Seller

hereby represents and warrants to Buyer as follows, which

representations and warranties shall be deemed made by Seller upon transfer of title to the Property:

     4.1 Seller has an unrestricted exclusive right to use, execute and reproduce the original Property enhancements and upgrades thereof, and to sell and distribute the Property without obligation or restriction of any kind and that there is no other ownership or proprietary interest in the Property other than those transferred hereunder.

     4.2 Seller is the sole and exclusive owner of and has good and marketable title to the Property and is duly authorized and empowered to sell all rights to the Property without the consent of any other person or entity; and there are no debts, liens, encumbrances, or obligations against the Property and Seller has paid all taxes, charges,

debts, and other Assessments as may be attributed thereto and that all debts and obligations relating thereto are and will remain fully satisfied through transfer of title. The Property is not subject to any permits, licenses, or grants of use or any right whatsoever and

Seller has not sold or granted any interest, whether in total or in any portion of the Property to any person or entity and the use of the Property does not conflict or infringe in any way with the trade-marks, trade-names, copyright, or other proprietary rights,

nondisclosure or other rights or interest of any other person or entity.

     4.3 The Property and its use by Seller and its customers has been and presently is in compliance with all applicable laws, rules and regulations.


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     4.4 Seller agrees, on behalf of itself, its affiliated

companies, officers, directors, consultants or employees,

successors and assigns, not to develop a Property competitive to the Property, either for itself or any third party, except and unless for the benefit of the Buyer or its successors or assigns.

     4.5 Seller is not aware of any claims that have been, or

potentially could be, made pursuant to indemnification provisions of Seller herein as of date of this Agreement.

     4.6 Seller has full authority to enter into  this Agreement and to carry out Seller's obligation hereunder, and that this

Agreement constitutes a valid and binding obligation of Seller and performance hereunder will not violate any Articles of

Incorporation, Bylaws, or other agreements or commitments of

Seller,

     ARTICLE 5:   INDEMNITY

     6.1 In addition to any other obligation of indemnity as may be set forth herein, Seller agrees to indemnify, defend and shall hold harmless Buyer, its corporate affiliates, officers, directors,

assigns and any employee or agent thereof against all liabilities,

claims, damages, penalties, assessments, costs and attorney's fees arising from the breach by Seller of any provision of this

Agreement and the conveyance to or use by Buyer of the Property,

including without limitation, the violation of any third party's trade secrets, proprietary information, trademark, copyright or patent rights in connection with the Property. Seller may, at its option, conduct the defense of any such claim or action arising as described herein and Buyer shall fully cooperate with such defense.

     6.2 If a third party claim causes Buyer's quiet enjoyment and use of the property to be endangered or disrupted, Seller shall use best efforts to either: (1) replace the Property, without

additional charge, by a compatible, functionally equivalent and non-infringing Property; (2) modify the Property to avoid thc infringement; (3) obtain a license or purchase such rights as necessary for Buyer to continue use of the Property and pay for any additional fee related therefore; or (4) if none of the  foregoing


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alternatives are possible even after Seller's best efforts, Seller shall return all consideration received hereunder and Buyer shall be allowed to pursue other damages as appropriate.

     6.3 Buyer agrees to indemnify, defend and shall hold

harmless Seller against all liabilities, claims, damages, penalties,

assessments, costs and attorney's fees arising from the use of the

Property by Buyer subsequent to the delivery to and acceptance by

Buyer of the Property, including without limitation, the violation of my third party's trade secrets, proprietary information,

trademark, copyright, or patent rights in connection with the

Property caused or created by Buyer, but excluding any such claim arising out of Seller's indemnity obligations herein.

     6.4 Upon obtaining knowledge thereof, the indemnifying  party shall promptly notify the indemnified party of any claim which has given or could give rise to a right of indemnification under this

Agreement. If the right of indemnification relates to a claim asserted by a third party against Buyer for infringement of any proprietary interest arising from Seller's use or creation of the

Property prior to delivery of possession thereof to Buyer, Seller shall have the right to employ counsel, at Seller's expense,

acceptable to Buyer to cooperate in the defense of any such claim.

If Seller does not elect to defend any such infringement claim,

Buyer shall have no obligation to do so and no action or inaction by Buyer shall be deemed or constitute a waiver of any right or remedy of Buyer, whether in law or in equity. To the extent Buyer elects to defend such infringement action after Seller's failure to do so, Seller shall reimburse Buyer for all costs and attorneys fees incurred by Buyer and for any sums paid by virtue of any settlement or satisfaction of judgment,



     ARTICLE 7:    NON-COMPETITION

     Seller, as additional material consideration hereunder, agrees that, for a period of ten (10) years from the date of this

Agreement, they will not directly or indirectly develop a product or computer game similar to the Property and Seller will not participate as a shareholder, partner, employee, consultant,


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or otherwise in any enterprise engaging in activities that would violate this provision if engaged in by Seller directly. This covenant shall be applicable to the entire United States of America and the World on the basis that the Property is distributed and placed on the "World Wide Web" and that Buyer intends to continue such use of the Property and to sell the Property and related products nationally and to the World. The parties, and Specifically

Seller, acknowledges and agrees that the scope of this covenant is reasonable given the special relationship of the parties and the nature of the Internet and sale of products thereon. Seller further acknowledges and confirms that this covenant is a material

inducement to Buyer to enter into this Agreement, is considered material to Buyer, and is required By Buyer for the purpose of preserving the business and goodwill of Buyer. The parties agree that the statement of reasonableness and enforceability of this provision shall be conclusively binding on any legal tribunal for all purposes.

     ARTICLE 8:   GENERAL PROVISIONS

     8.1 Notice. Notices to or for the respective parties shall be given in writing and delivered in person or mailed by certified or registered mail, addressed to the respective party at the address as set out below, or at such other address as either party may elect to provide in advance in writing, to the other party:

Buyer:                              Seller:

WebQuest International, Inc.        Gordon Seeley
Kirk Johnson, Vice President        Mark Watson
1662 Highway 395                    12760 SW Remundo Lane
Minden, NV 89423                    Beaverton, IR 97008




     8.2 Further Assurances. At any time, and from time to time,

each party, will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transfers hereunder or otherwise to carry out the intent and purposes of this Agreement.


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     8.3 Waiver. Any failure on the part of either party hereto to comply with any of their obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     8.4 Brokers. Each of the parties represents to the other

parties that no broker or finder has acted for them in connection with this Agreement and agrees to indemnify and hold harmless the other parties against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by such party.

     8.5 Governing Law. This Plan shall be construed and governed by the laws of the State of Nevada and jurisdiction shall vest

exclusively in the Ninth Judicial District Court, located in

Minden, Douglas County, Nevada. The parties acknowledge and agree that this Agreement is executed and to be wholly performed in

Douglas County, State of Nevada.

     8.6 Assignment. This Agreement and all of the terms and

conditions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their heirs, executors,

administrators, successors, and assigns; provided, however, that assignment by either party of it's rights under this Agreement without the written consent of the other party shall be null and void.

     8.7 Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing between the parties hereto and contains all of the covenants and agreements between the parties with respect to this matter. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be binding. Any modification of this Agreement will be effective only if it is in writing, signed by the party to be charged specifically referencing this Agreement.


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     8.8 Interpretation. Whenever possible, each provision of this

Agreement shall be interpreted in such manner as to be valid and effective under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without

invalidating the remainder of such provision or the remaining provisions of this Agreement. The parties acknowledge and agree that this Agreement was a product of mutual negotiation between the parties and no provision or term herein shall be in any manner construed against either party as the drafter hereof, and that this provision shall be conclusively binding on any legal tribunal for all

purposes.

     8.9 Counterparts, Telefacsimile. This Agreement may be

executed in counterparts, and each counterpart or set thereof shall be deemed to be a duplicate original, Executed copies of this

Agreement may be delivered by telefacsimile, and delivery of executed telefacsimile copies to the parties and their counsel shall be deemed to be a delivery of a duplicate original and sufficient delivery to result in entry to this Agreement by the transmitting party; provided, however, that within ten (10) days thereafter, a signed duplicate original shall he forwarded to the party to whom a telefacsimile copy was forwarded. IN WITNESS

WHEROF, the parties have executed this Agreement the day and year first above written.



BUYER:                               SELLER:
WebQuest International, Inc.         Gordon Seeley
BY: KIRK JOHNSON                     Mark Watson
Vice President



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EXHIBIT A

Once the contract has been signed by both parties, Mark Watson and Gordon Seeley will mail a complete volume of information and property in both print and electronic form to WebQuest. The material to be turned over upon the sale shall include the following:

1) All rights end privileges associated with the name SCAVENGERnet.

2) Transfer of ownership of the domain http://www.scavengernet.com.

3) Full rights to the name and likeness of "Cassie Clue"
  (SCAVENGERnet's Mascot)

4) The web site and all associated graphic design work to date presented in both print and on diskette.

5) All passwords, email addresses, contact information and documentation for the current hosting company on which the Scavengernet website presides.

6) The complete member email list in both print and on diskette.

7) All demographic data and feedback collected via online surveys to date in both print and on diskette.

g) All past hunt clues and results in both print and on diskette.

9) All contact information of companies having expressed interest in sponsoring future hunts, as well as those companies previously approached regarding sponsorship opportunities.

10) A full report outlining all future hunt and promotional ideas.



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